ADVISORY AGREEMENT

                                     between

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                       and

                        APPLE RESIDENTIAL ADVISORS, INC.




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                               ADVISORY AGREEMENT


         THIS ADVISORY AGREEMENT, dated as of November 1, 1996, is between APPLE RESIDENTIAL INCOME TRUST, INC., a Virginia corporation (the "Company"), and APPLE RESIDENTIAL ADVISORS, INC., a Virginia corporation (the "Advisor").

                                    RECITALS

         A. The purpose of the Company is to invest primarily in existing residential apartment communities in Texas and the southwestern region of the United States and, to a lesser extent, in certain other permitted investments described in the Prospectus (as hereinafter defined). The Company intends to qualify as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

         B. The Company desires to engage the Advisor to provide information, advice, assistance and facilities to the Company and to have the Advisor undertake the duties and responsibilities hereinafter set forth, all subject to the supervision of the Company's Board of Directors, on the terms and conditions set forth herein. In consideration therefor, the Company desires to pay the Advisor certain fees as herein set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.

                  (a) "Affiliate" means (i) any Person directly or indirectly controlling, controlled by or under common control with another Person,
         (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any officer, director, trustee or general partner of such Person and
         (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity. "Affiliated" means being an Affiliate of a specified Person.

                  (b) "Articles of Incorporation" means the Company's Articles of Incorporation filed with the Virginia State Corporation Commission, including all amendments, restatements or modifications thereof.

                  (c) "Asset Management Fee" means the fee payable to the Advisor for its services hereunder. Such fee will be paid pursuant and subject to Section 11 of this Agreement.


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                  (d) "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

                  (e)  "Board  of  Directors"   means  the  Company's  Board  of
         Directors as of any particular time.

                  (f)  "Bylaws"  means  the  Company's  Bylaws,   including  all
         amendments, restatements or modifications thereof.

                  (g) "Calendar Year" means the year ended December 31st and any portion thereof treated by the Internal Revenue Service as a reporting period for the Company.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

                  (i)  "Directors"   means,  as  of  any  particular  time,  the
         directors of the Company holding office at such time.

                  (j) "Funds from Operation" means net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, and after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operation on the same basis.

                  (k) "Independent Director" means a Director of the Company who is not Affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Advisor, or an Affiliated business entity of the Advisor (other than as an Independent Director of up to three other real estate investment trusts advised by the Advisor or an Affiliate of the Advisor). An Independent Director may perform no other services for the Company, except as a Director. Notwithstanding anything to the contrary herein, any member of a law firm whose only material business or professional relationship with the Company, the Advisor and their Affiliates is as legal counsel to any of such entities shall constitute an Independent Director (unless such person serves as a director for more than three real estate investment trusts organized by the Advisor and its Affiliates). An "indirect" affiliation shall be deemed to

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         refer to circumstances in which a member of the "immediate family" of a
         Director is Affiliated with the Advisor, and a person's "immediate family" shall mean such person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law.

                  (l) "Net Income" for any period means the total revenues of the Company for such period, less expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. "Net Income," for purposes of calculating Operating Expenses in Section 15 of this Agreement, does not include the gain from the sale of the Company's assets.

                  (m) "Offering" means the public offering of the Company's Common Shares.

                  (n) "Operating Expenses" means all operating, general and administrative expenses of the Company as determined under generally accepted accounting principles (including regular compensation payable to the Advisor), excluding, however, the following:

                           (i)      expenses of raising capital;

                          (ii)      interest payments;

                         (iii)      taxes;

                          (iv) non-cash expenditures, such as depreciation, amortization and bad debt reserves;

                           (v)      incentive fees paid to the Advisor, if any;
                                    and

                          (vi) costs related directly to asset acquisition, operation and disposition.

                  (o) "Organizational and Offering Expenses" means all expenses incurred in connection with the formation and registration of the Company and in qualifying and marketing the Shares under applicable federal and state law, and any other expenses actually incurred and directly related to the qualification, registration, offer and sale of the Shares, including such expenses as (i) all marketing expenses and payments made to broker-dealers as compensation or reimbursement for all costs of reviewing the Offering, including due diligence investigations and fees and expenses of their attorneys, accountants and other experts; (ii) registration fees, filing fees and taxes; (iii) the costs of printing, amending, supplementing and distributing the registration statement and Prospectus; (iv) the costs of

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         obtaining  regulatory  clearances  of, and printing  and  distributing, sales materials used in connection with the offer and sale of the Shares; (v) the costs related to investor and broker-dealer sales meetings concerning the Offering; and (vi) accounting and legal fees incurred in connection with any of the foregoing.

                  (p) "Person" includes an individual, corporation, partnership, joint venture, association, company, trust, bank or other entity, or government and any agency and political subdivision of a government.

                  (q) "Property" or "Properties" means partial or entire equity interests, including equity participation interests such as general partnership interests and joint venture interests, owned by the Company in real property as described in the Prospectus.

                  (r) "Prospectus" has the meaning given to that term by Section 2(10) of the Securities Act of 1933, as amended, and as used herein, the term means the Prospectus of the Company pursuant to which the Shares are offered to the public.

                  (s) "Return Ratio" means, for any period, the ratio of Funds from Operation to Total Contributions.

                  (t) "Shares" or "Common Shares" means the Common Shares of the Company, no par value.

                  (u)  "Shareholders"   means  the  holders  of  record  of  the
         Company's Common Shares.

                  (v) "Total Contributions" means the gross offering proceeds which have been received by the Company from time to time from the sale or sales of the Shares. Total Contributions shall be calculated to reflect the average of the daily amounts during the period in question of the gross offering proceeds which have been received by the Company from time to time from the sales of Shares, to extent such Shares are issued and such sales have actually been closed.

         2. Duties of the Advisor. Subject to the terms of the Articles of Incorporation, the Bylaws, and the supervision of the Board of Directors, the Advisor, at its own cost and expense, unless otherwise set forth herein, on behalf of the Company, shall:

                  (a) serve as the Company's investment advisor and consultant in connection with policy and investment decisions to be made by the Board of Directors, furnish reports to the Board of Directors, and provide research, economic and statistical data in connection with the

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         acquisition,  financing,  refinancing, holding, leasing and disposition of Properties and other investments of the Company;

                  (b) administer the day-to-day operations of the Company and perform or supervise the various administrative functions reasonably necessary for the management of the Company;

                  (c) investigate, select and, on behalf of the Company, engage and conduct business with (including, but not limited to, entering into contracts in the name of the Advisor or the Company) consultants, accountants, correspondents, lenders, servicers, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and other mortgage and investment participants, any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Board of Directors necessary or desirable for the performance of any of the foregoing services;

                  (d) act as attorney-in-fact or agent in acquiring, financing, refinancing, leasing and disposing of Properties and other investments, in disbursing and collecting funds of the Company, in paying the debts and fulfilling the obligations of the Company and in handling, prosecuting and settling any claims of the Company, including the foreclosure or other enforcement of any mortgage or other lien securing Properties or other investments, and exercise its own discretion in doing so; provided that any fees and costs payable to independent Persons incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

                  (e) negotiate on behalf of the Company with banks or other lenders for loans to be made to the Company, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of the securities of the Company or obtain loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

                  (f) invest or reinvest any money of the Company, as directed by the Board of Directors or subject to such discretionary powers as the Board of Directors may from time to time delegate;

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                  (g) if requested by the Company,  provide appraisal reports on any real property that is, or is proposed to be, acquired by the Company for investment;

                  (h) at any time reasonably requested by the Board of Directors (but not more than monthly) make reports of its performance of services to the Company;

                  (i) communicate on behalf of the Company with the Shareholders of the Company as required to satisfy the continuous reporting and other requirements of any governmental bodies or agencies to the Shareholders and third parties and to maintain effective relations with the Shareholders;

                  (j) counsel the Company in connection with policy decisions to be made by the Board of Directors;

                  (k) provide the executive and administrative personnel, office space and services required in rendering the foregoing services to the Company; and

                  (l) perform such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Advisor shall deem appropriate under the particular circumstances.

         3. Commitments. In order to meet the investment requirements of the Company, but only as determined by the Board of Directors, or any authorized committee thereof, from time to time, the Advisor agrees at the direction of the Board of Directors or any such committee to issue on behalf of the Company commitments on such terms as are established by the Board of Directors or any such committee, for the acquiring of Properties or other assets.

         4. Duties of the Board of Directors. In order for the Advisor to fulfill its duties, the Board of Directors shall, to the extent it deems proper, provide the Advisor with full information concerning the Company, its capitalization and investment policies and the intentions of the Board of Directors with respect to future investments. The Company shall furnish the Advisor with a copy of all audited financial statements, a signed copy of each report prepared by independent accountants, and such other information with regard to its affairs as the Advisor may from time to time reasonably request.

         5. Advice. In addition to the services described in Section 2 above, the Advisor shall consult with the Board of Directors and the officers of the Company and shall furnish them with advice and recommendations with respect to the acquiring of Properties or commitments therefor, or other investments of, or

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investments   considered   by,  the  Company,   and  shall  furnish  advice  and
recommendations with respect to other aspects of the business and affairs of the Company. In order to facilitate the investment of the funds of the Company and enable it to avail itself of investment opportunities as they arise, the Advisor may from time to time be granted, but is not hereby granted, the power and authority to make and dispose of investments and to make and terminate commitments for investments, on behalf of and in the name of the Company, without further or express authority from the Board of Directors; provided, however that the Board of Directors shall have the power to revoke, suspend, modify or limit such power and authority at any time or from time to time, but not retroactively. Unless otherwise notified by the Board of Directors, a representative of the Advisor shall attend all regular and special meetings of the Board of Directors, and the Board of Directors shall notify the Advisor of such meetings.

         The  Advisor  shall  first  present  to  the  Company  all   investment
opportunities which are suitable for the Company, because such investment opportunities are within the investment objectives and policies of the Company, before the Advisor offers such opportunities to any other Person or takes for its own account. It is expressly understood, however, that the primary investments of the Company are expected to be existing residential apartment communities in Texas and the southwestern region of the United States.

         6. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board of Directors may approve, provided that all such accounts shall be maintained in such fashion as to make clear that the funds therein are the property of the Company and not of the Advisor. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Company.

         7. Investment Undertakings. The Advisor shall use its best efforts to assure that (i) any mortgage securing a Property of the Company shall be and remain a valid lien upon the mortgaged property according to its terms; (ii) the title to any Property is insured by appropriate policies of title insurance;
(iii) any Property is duly insured against loss or damage by fire, with extended coverage, and against such other insurable hazards and risks as is customary and appropriate in the circumstances; and (iv) the policies from time to time specified by the Board of Directors with regard to the protection of the Company's investments are carried out. Any and all fees and costs incurred by the Advisor in performing such functions,

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whether  payable  to its Affiliates or independent Persons shall be borne by the
Company.

         8. Records; Confidentiality. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to nonaffiliated Persons except with the prior consent of the Board.

         9. Limitation of Activities. Anything else in this Agreement to the contrary notwithstanding:

                  (a) The Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would adversely affect the status of the Company as a real estate investment trust as defined in the Code, subject the Company to regulation under the Investment Company Act of 1940, violate any law, rule or regulation or would otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. Notwithstanding the foregoing, the Advisor and its stockholders, directors, officers and employees shall not be liable to the Company, or to the Company's Board of Directors or Shareholders for any act or omission by the Advisor, or its stockholders, directors, officers or employees except as provided in Section 16 of this Agreement.

                  (b) In performing its duties and obligations under this Agreement, the Advisor shall abide by and comply with the provisions and policies set forth in the Articles of Incorporation and Bylaws.

         10. Relationship with Board of Directors. Employees of the Advisor may serve as members of the Board of Directors or any committee thereof and as officers of the Company, except that no employee of the Advisor who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than for reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors or any committee thereof.

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         11.      Fees.

                  (a) Asset Management Fee. The Company shall pay to the Advisor quarterly, for services rendered under this Agreement, an Asset Management Fee calculated as follows: The Asset Management Fee for any calendar quarter shall be a applicable percentage of the Total Contributions. The applicable percentage used to calculate such Asset Management Fee shall be based upon the Return Ratio, calculated on a per annum basis, for the preceding calendar quarter. The Asset Management Fee shall be as follows with respect to any such quarter:
         0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6.0% per annum or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6.0% per annum but not more than 8.0% per annum; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar is above 8.0% per annum. If the Asset Management Fee is payable with respect to any partial calendar quarter, it shall be prorated based on the number of days elapsed during any such partial calendar quarter.

                  (b) Payment of Asset Management Fee. The Advisor shall compute the compensation payable to it under Section 11(a) of this Agreement within 45 days of the end of each calendar quarter. A copy of the computations made by the Advisor to calculate its compensation shall thereafter promptly be delivered to the Board of Directors and, upon such delivery, payment of the compensation earned under Section 11(a) of this Agreement shown therein shall be due and payable within 60 days after the end of such calendar quarter.


         12.      Expenses.

                  (a) The Company shall pay directly or reimburse the Advisor for the following expenses in addition to the compensation provided for in this Agreement:

                           (i) all costs of  personnel  employed  by the Company
                  and involved in the business of the Company;

                           (ii) expenses incurred in connection with the initial
                  investment of the funds of the Company, including all direct expenses incurred in connection with investigation and acquisition of Properties;

                           (iii) interest and other costs for borrowed money, including discounts, points and other similar fees;

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                           (iv) taxes and  assessments on income or property and
                  taxes as an expense of doing business;

                           (v) fees and commissions, including finder's fees and
                  brokerage commissions with respect to the acquisition and disposition of assets of the Company, whether payable to an Affiliate of the Advisor or an unrelated Person, including, without limitation, costs of foreclosure, maintenance, repair and improvement of Property;

                           (vi) costs  associated  with  insurance  required  in
                  connection with the business of the Company or by the Board of Directors;

                           (vii)   expenses  of  managing  and  operating   real
                  property owned by the Company, whether payable to an Affiliate of the Advisor or an unrelated Person;

                           (viii) fees and expenses of legal counsel for the Company;

                           (ix) fees and  expenses of  independent  auditors and
                  accountants for the Company;

                           (x) all expenses in  connection  with payments to the
                  Board of Directors or any committee thereof and meetings of the Board of Directors or any committee thereof and Shareholders;

                           (xi) expenses associated with listing the Shares on a
                  national stock exchange or quoting the Shares on the NASDAQ National Market System if requested by the Board of Directors, or with the issuance and distribution of any additional Shares of the Company at any time, such as taxes, legal and accounting fees, listing and registration fees, and other expenses;

                           (xii)  dividend and dividend distributions;

                           (xiii) expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Articles of Incorporation or the Bylaws; and

                           (xiv) expenses of maintaining communications with Shareholders, including the cost of preparation, printing, and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities.


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Expenses  incurred by the Advisor on behalf of the Company and payable  pursuant to this Section, shall be reimbursed quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

                  (b) Except as otherwise provided herein, the Advisor shall pay all expenses of performing its obligations under this Agreement, including, without limitation, the following expenses:

                           (i) employment expenses of the Advisor, including, but not limited to, salaries, wages, payroll taxes, costs of employee benefit plans, and temporary help expenses, except to the extent that such expenses are otherwise reimbursable pursuant to Section 12(a) of this Agreement or the Articles of Incorporation or Bylaws;

                           (ii) audit fees and expenses of the Advisor;

                           (iii) legal fees and other  expenses of  professional
                  services to the Advisor;

                           (iv) rent, telephone, utilities and other office expenses of the Advisor;

                           (v)  insurance of the Advisor; and

                           (vi)  all  other   administrative   expenses  of  the
                  Advisor.

         13. Limitation on the Advisor's Investment Advice. Notwithstanding anything to the contrary in this Agreement, the Advisor shall not be required to, and shall not, advise the Company as to any investments in securities, except when, and to the extent that, the Advisor and the Company specifically agree (i) that such advice is desirable, and (ii) that such advice can be rendered consistently with applicable legal requirements, including any applicable provisions of relevant "investment advisor" laws.


         14. Other Services. Should the Board of Directors request that the Advisor or any employee thereof render material services for the Company other than set forth in Section 2, such services shall be separately compensated and shall not be deemed to be services pursuant to the terms of this Agreement.

         15. Limitation on Operating Expenses. Within 120 days from the end of any Calendar Year, the Advisor shall refund to the

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Company the  amount,  if any, by which the  Operating  Expenses of the  Company, excluding  extraordinary  nonrecurring  items and  those  items  referred  to in
Section 14, during such Calendar Year exceeded the greater of either of the following limitations:

                  (a) 2% of the Average Invested Assets of the Company for such Calendar Year; or

                  (b) 25% of the Company's Net Income for such Calendar Year, determined in accordance with generally accepted accounting principles.

The Independent Directors of the Company may determine that, because of unusual and nonrecurring factors which they deem sufficient, a higher level of Operating Expenses is justified for such Calendar Year. The Advisor shall be promptly reimbursed for any payments made under this Section 15 if, in any succeeding Calendar Year, the Operating Expenses of the Company are less than the permitted level of Operating Expenses.

         16. Advisory Responsibility. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and with integrity, and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendation of the Advisor. Neither the Advisor, its shareholders, directors, officers nor employees nor any of its Affiliates, nor any Person contracting with the Advisor for services and its shareholders, directors, officers and employees nor any of its Affiliates shall be liable to the Company or its Shareholders, except by reason of acts constituting gross negligence or willful misconduct. The Advisor hereby agrees to look solely to the assets of the Company for satisfaction of all claims against the Company, and in no event shall any Shareholder, Director, officer or agent of the Company have any personal liability for the obligation of the Company under this Agreement.

         17. Incorporation of the Articles of Incorporation and Bylaws. To the extent the Articles of Incorporation and Bylaws impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

         18.  Fiduciary  Duty  and  Indemnification.  Subject to Section 16, the
Advisor shall have a fiduciary relationship to the Shareholders. However, the Company shall indemnify the Advisor, to the fullest extent permitted by law, for its liabilities and losses arising from the operations of the Company (including its costs and expenses, including legal fees and expenses, incurred in connection with investigating and defending itself against such liabilities and losses) if the following conditions are met:

                  (a) the Directors have determined, in good faith, that the course of conduct which caused the liability or loss was undertaken in good faith within what the Advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in the best interests of the Company;

                  (b) the Directors have determined, in good faith, that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the Advisor; and

                  (c) the indemnified amount is recoverable only out of the assets of the Company and not from the Shareholders.

         Notwithstanding the foregoing, indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws associated with the Offering of the Common Shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent
jurisdiction   approves  a  settlement  of  the  claims   against  a  particular
indemnitee.

         19. Transactions between the Advisor and the Company. All transactions between the Advisor and the Company shall require the approval by a majority of the Directors (including a majority of the Independent Directors) and shall otherwise comply with the conflict of interest provisions of the Bylaws.

         20. Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

         21. Other Activities. Except as otherwise expressly provided herein, nothing contained herein shall limit the right of the Advisor or any of its officers, directors or employees, whether or not a Director, officer or employee of the Company, to engage in other business activities or to render services of any kind to any other Person even if such other business activities or services may be in direct competition with the Company.

         22.      Term; Termination of Agreement.

                  (a) This Agreement shall have an initial term ending one year from the date of this Agreement, and thereafter shall be renewed from year to year upon the consent of the Directors.

                  (b) Prior to any renewal of this Agreement, the Independent Directors shall review (i) the performance of the Advisor hereunder to determine its compliance with the provisions of this Agreement, and
         (ii) the fees payable to the Advisor hereunder to determine whether they are reasonable in relation to the nature and quality of services performed. The findings of the Independent Directors shall be recorded in the minutes of the Directors.

                  (c) This Agreement shall be terminable (i) without cause by the Advisor or (ii) without cause by a majority of the Independent Directors, in each case upon 60 days' prior written notice to the non-terminating party.

                  (d) In the event of the termination of the Advisor, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function to another Person.

                  (e) At the sole option of a majority of the Independent Directors, this Agreement may be terminated for cause by written notice of termination from the Company to the Advisor if any of the following events occur:

                           (i) if the  Advisor  shall  violate or default in the
                  performance of any material provision of this Agreement and, after written notice of such violation or default, shall not cure such violation or default within 30 days;

                      (ii) if the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor, or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                     (iii)  if  the  Advisor  shall  institute  proceedings  for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

                  (f) Any notice of termination under this Section shall (except to the extent this Section requires a different notice period) be effective on the date specified in such notice, which may be the day on which such notice is given or any date thereafter. The Advisor agrees that if any of the events specified in subparagraph (ii) or (iii) of
         Section 22(e) shall occur, it shall give written notice thereof to the Board of Directors within 5 days after the occurrence of such event.

                  23.      Action Upon Termination.

                  (a) From and after the effective date of termination of this Agreement pursuant to Section 22 hereof, the Advisor shall not be entitled to compensation for further services rendered hereunder, but shall be entitled to receive from the Company within 30 days after the effective date of such termination, an amount in cash equal to all earned but unpaid Asset Management Fees payable to the Advisor prior to the termination of this Agreement.

                  (b) Within a reasonable period of time, but in no event later than 30 days after the termination of this Agreement, the Advisor shall:

                       (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                      (ii) deliver to the Board of Directors a full  accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors; and

                     (iii) deliver to the Board of Directors all property and documents of the Company then in the custody of the Advisor.

                  The Advisor shall be entitled to receive, promptly after such 30-day period, reimbursement for any additional expenses to which it is entitled (and for which it has not been reimbursed under clause (i) of Section 23(b)).

         24. Assignment Prohibition. This Agreement may not be assigned by the Advisor without the approval of a majority of the Board of Directors; provided, however, that such approval shall not be required in the case of an assignment to a corporation, association, trust or organization which may take over the assets and carry on the affairs of the Advisor, provided that at the time of such assignment, such successor organization shall be owned substantially by the Advisor or its Affiliates and that an officer of the Advisor shall deliver to the Board of Directors a statement in writing indicating the ownership structure of the successor organization. Such an assignment shall bind the assignees hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

         25. Bylaws. The execution and performance of this Agreement hereby is expressly made subject to Article VIII of the Bylaws of the Company.

         26. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered to the addresses set forth herein:

         To the Board of
           Directors or
           to the Company:                  Apple Residential Income Trust, Inc.
                                            306 E. Main Street
                                            Richmond, Virginia 23219
                                            Attn: Board of Directors

         To the Advisor:                    Apple Residential Advisors, Inc.
                                            306 E. Main Street
                                            Richmond, Virginia 23219
                                            Attn: Glade M. Knight

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section.

         27. Modification. This Agreement shall not be changed, modified, amended, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assigns.

         28. Shareholder Liability. No Shareholder of the Company shall be personally liable for any of the obligations of the Company under this Agreement.

         29. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         30. Binding. This Agreement shall bind any successors or permitted assigns of the parties hereto as herein provided.

         31. Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

         32. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         33. Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         34. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         35. Titles Not to Affect Interpretation. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         36. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.


                                            APPLE RESIDENTIAL INCOME TRUST, INC.
                                                 a Virginia corporation


                                            By:   /s/  Glade M. Knight
                                               ---------------------------------

                                            Title:     President
                                                  ------------------------------


                                            APPLE RESIDENTIAL ADVISORS, INC.,
                                                 a Virginia corporation


                                            By:   /s/  Glade M. Knight
                                               ---------------------------------

                                            Title:     President
                                                  ------------------------------






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